Exhibit 10.1

                               Metromedia Company
                              215 East 67th Street
                            New York, New York 10021

                                                                 October 7, 1999

Mr. Stephen Garafalo
Chairman and Chief Executive Officer
Metromedia Fiber Network, Inc.
One North Lexington Avenue
White Plains, New York 10601

Dear Stephen:

         As you know, in connection with and as a condition to the execution and delivery of the Securities Purchase Agreement dated as of the date hereof between Metromedia Fiber Network, Inc. ("MFN") and Bell Atlantic Investments, Inc. ("Bell Atlantic"), Metromedia Company, John W. Kluge and Stuart Subotnick (together, the "Stockholders") are being asked to enter into and have agreed to enter into a Stockholders Agreement with Bell Atlantic. The Stockholders Agreement, a copy of which has been forwarded to you, provides for, among other things, restrictions on the Stockholders' ability to sell, transfer or assign their shares of the Class A Common Stock of MFN. In consideration for such agreements by the Stockholders and to induce the Stockholders to enter into the Stockholders Agreement with MFN and Bell Atlantic, you have agreed that from the date hereof until December 31, 2001, you will not sell, transfer or assign any shares of the Class A Common Stock of MFN without obtaining the prior written consent of Metromedia Company. Notwithstanding the foregoing, (i) no consent shall be required for a sale by you of up to 20% of the shares of Class A Common Stock owned by you on the date of this letter and (ii) if any Stockholder is selling, transferring or assigning beneficial ownership of any shares of Class A Common Stock, Metromedia Company will be deemed to have consented under this letter to any sale, transfer or assignment by you of the percentage of shares of Class A Common Stock held by you equal to the percentage obtained by dividing
(a) the numbers of shares being sold, transferred or beneficially assigned by the Stockholders by (b) the total number of shares held by them.

         We agree that the foregoing constitutes the entire understanding between us on the subject matter of this letter and that this letter may be executed in several counterparts.
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         If you agree to be bound by the foregoing please so indicated by signing in the space provided below.

                                        Sincerely,

                                        METROMEDIA COMPANY

                                        By: /s/ Siliva Kessel
                                        ---------------------
                                        Name:  Silvia Kessel
                                        Title: Senior Vice President

Accepted and agreed as of the date written above:

/s/ Stephen Garofalo
--------------------
Stephen Garofalo